Exhibit 99.3
CONTINUCARE CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
     The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of Continucare and the MDHC Companies and have been prepared to illustrate the effects of the Acquisition. The unaudited pro forma combined condensed balance sheet as of September 30, 2006 combines the historical consolidated balance sheets of Continucare and the MDHC Companies giving effect to the Acquisition as if it had occurred on September 30, 2006. The unaudited pro forma combined condensed statements of income for the three months ended September 30, 2006 and for the year ended June 30, 2006 combine the historical consolidated statements of income of Continucare and the MDHC Companies giving effect to the Acquisition as if it had been consummated at the beginning of the earliest period presented, or July 1, 2005.
     The allocation of the Acquisition consideration in the Acquisition as reflected in the unaudited pro forma combined condensed financial statements has been based in part upon estimates that we developed with the assistance of an independent valuation specialist of the fair value of assets acquired and liabilities assumed as of October 1, 2006, the date of the Acquisition. This allocation of the Acquisition consideration was based on available public information and is dependent upon estimates and assumptions we made solely for the purpose of developing such unaudited pro forma combined condensed financial statements.
     The unaudited pro forma combined condensed financial statements do not give effect to any integration expenses or cost savings or unexpected acquisition costs that may be realized or incurred in connection with the Acquisition. Non-continuing expenses of approximately $8.3 million and $3.6 million, respectively, are included in the unaudited pro forma combined condensed operating expenses for the three months ended September 30, 2006 and the year ended June 30, 2006. The pro forma information does not necessarily indicate the combined financial position or the results of operations in the future or the combined financial position or the results of operations that would have been realized had the Acquisition been consummated during the periods or as of the date for which the pro forma information is presented.
     The unaudited pro forma combined condensed financial statements should be considered together with the historical financial statements of Continucare and the MDHC Companies, including the respective notes to those financial statements.

CONTINUCARE CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
AS OF SEPTEMBER 30, 2006

		MDHC	Pro Forma		Pro Forma
	Continucare	Companies	Adjustments	Note	Combined
ASSETS
Current assets:
Cash and cash equivalents	$12,005,651	$777,631	$(6,464,322)	(1)	$6,318,960
Other receivables, net	317,942	—	—		317,942
Due from HMOs, net	6,265,871	1,557,962	450,000	(2)	8,273,833
Prepaid expenses and other current assets	547,838	533,197	—		1,081,035
Deferred tax assets, net	658,768	—	652,000	(3)	1,310,768

Total current assets	19,796,070	2,868,790	(5,362,322)		17,302,538
Certificates of deposit, restricted	1,145,130	—	—		1,145,130
Property and equipment, net	1,057,021	6,239,648	1,404,283	(4)	8,700,952
Goodwill, net	14,342,510	—	62,659,692	(5)	77,002,202
Intangible assets, net	649,031	—	7,440,000	(6)	8,089,031
Deferred tax assets, net	3,206,346	—	—		3,206,346
Other assets, net	641,187	25,274	(552,728)	(7)	113,733

Total assets	$40,837,295	$9,133,712	$65,588,925		$115,559,932

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$661,221	$558,249	$879,822	(8)	$2,099,292
Accrued expenses and other current liabilities	1,149,644	1,950,410	—		3,100,054
Notes and loans payable	—	2,625,868	(274,687)	(9)	2,351,181
Due to owners	—	305,768	(85,538)	(10)	220,230
Income taxes payable	54,039	—	—		54,039

Total current liabilities	1,864,904	5,440,295	519,597		7,824,796
Capital lease obligations, less current portion	139,274	—	—		139,274
Deferred tax liability	—	—	4,397,000	(11)	4,397,000
Notes and loans payable, less current portion	—	5,815,058	(4,647)	(9)	5,810,411

Total liabilities	2,004,178	11,255,353	4,911,950		18,171,481
Commitments and contingencies
Shareholders’ equity:
Common stock	5,025	955	(955)	(12)	5,025
Additional paid-in capital	64,299,128	2,480,425	56,074,909	(12)	122,854,462
Treasury stock	—	(90,000)	90,000	(12)	—
Accumulated deficit	(25,471,036)	(4,513,021)	4,513,021	(12)	(25,471,036)

Total shareholders’ equity (deficit)	38,833,117	(2,121,641)	60,676,975		97,388,451

Total liabilities and shareholders’ equity	$40,837,295	$9,133,712	$65,588,925		$115,559,932

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

CONTINUCARE CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
FOR THE THREE-MONTHS ENDED SEPTEMBER 30, 2006

		MDHC	Pro Forma		Pro Forma
	Continucare	Companies	Adjustments	Note	Combined
Revenue:
Medical services revenue, net	$35,881,917	$23,074,332	$—		$58,956,249
Management fee revenue and other income	51,682	168,452	—		220,134

Total revenue	35,933,599	23,242,784	—		59,176,383
Operating expenses:
Medical services:
Medical claims	27,061,040	15,532,418	—		42,593,458
Other direct costs	3,311,195	2,407,933	—		5,719,128

Total medical services	30,372,235	17,940,351	—		48,312,586

Administrative payroll and employee benefits	1,625,235	8,649,722	—		10,274,957
General and administrative	1,836,359	4,255,319	322,178	(13)	6,413,856

Total operating expenses	33,833,829	30,845,392	322,178		65,001,399

Income (loss) from operations	2,099,770	(7,602,608)	(322,178)		(5,825,016)
Other income (expense):
Interest income	154,122	3,223	(63,415)	(14)	93,930
Interest expense	(2,934)	(186,451)	—		(189,385)

Income (loss) before income tax provision	2,250,958	(7,785,836)	(385,593)		(5,920,471)
Income tax provision (benefit)	853,839	(1,998,912)	(146,526)	(15)	(1,291,599)

Net income (loss)	$1,397,119	$(5,786,924)	$(239,067)		$(4,628,872)

Net income (loss) per common share:
Basic	$.03			(16)	$(.07)

Diluted	$.03			(16)	$(.06)

Weighted average common shares outstanding:
Basic	50,247,936			(16)	69,999,275

Diluted	51,521,917			(16)	71,273,256

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

CONTINUCARE CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
FOR THE YEAR ENDED JUNE 30, 2006

		MDHC	Pro Forma		Pro Forma
	Continucare	Companies	Adjustments	Note	Combined
Revenue:
Medical services revenue, net	$132,629,665	$89,477,977	$—		$222,107,642
Management fee revenue and other income	361,247	130,631	—		491,878

Total revenue	132,990,912	89,608,608			222,599,520
Operating expenses:
Medical services:
Medical claims	97,781,447	61,577,997	—		159,359,444
Other direct costs	13,137,396	9,217,277	—		22,354,673

Total medical services	110,918,843	70,795,274	—		181,714,117

Administrative payroll and employee benefits	6,538,295	8,992,375	—		15,530,670
General and administrative	7,584,205	6,161,582	1,489,715	(13)	15,235,502

Total operating expenses	125,041,343	85,949,231	1,489,715		212,480,289

Income from operations	7,949,569	3,659,377	(1,489,715)		10,119,231
Other income (expense):
Interest income	331,001	771	(200,650)	(14)	131,122
Interest expense	(12,870)	(544,414)	—		(557,284)

Income before income tax provision	8,267,700	3,115,734	(1,690,365)		9,693,069
Income tax provision	2,930,161	1,280,000	(642,339)	(15)	3,567,822

Net income	$5,337,539	$1,835,734	$(1,048,026)		$6,125,247

Net income per common share:
Basic	$.11			(16)	$.09

Diluted	$.10			(16)	$.09

Weighted average common shares outstanding:
Basic	49,907,898			(16)	69,659,237

Diluted	51,230,435			(16)	70,981,774

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

CONTINUCARE CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
Basis of Presentation
     The unaudited pro forma combined condensed balance sheet as of September 30, 2006 gives effect to the Acquisition as if it had occurred on September 30, 2006. The unaudited pro forma combined condensed statements of income for the three months ended September 30, 2006 and the year ended June 30, 2006 give effect to the Acquisition as if it had occurred on July 1, 2005. The pro forma adjustments are based on estimates which may change as additional information is obtained.
     The estimated Acquisition consideration, including acquisition costs, of approximately $66.2 million has been allocated to the estimated fair value of acquired tangible and intangible assets of $18.5 million and assumed liabilities of $15.0 million as of September 30, 2006 resulting in goodwill totaling $62.7 million. The estimated Acquisition consideration of $66.2 million includes the estimated fair value of Continucare’s common stock issued to the MDHC Companies of $58.6 million, cash to be paid to the Owners of $6.9 million, and estimated acquisition costs of $0.7 million. The estimated fair value of the 20.0 million shares of Continucare’s common stock issued effective October 1, 2006, the date of the Acquisition, to the MDHC Companies was based on a per share consideration of $2.96 which was calculated based upon the average of the closing market prices of Continucare’s common stock for the period two days before through two days after the announcement of the execution of the Asset Purchase Agreement. In November 2006, 248,661 of such shares were canceled in connection with a post-closing purchase price adjustment. The fair value of such shares on the date of cancellation was approximately $0.6 million.
     The allocation of the Acquisition consideration as reflected in the unaudited pro forma combined condensed financial statements has been based upon estimates that we developed with the assistance of an independent valuation specialist of the fair value of assets acquired and liabilities assumed as of the date of the Acquisition. This allocation of the Acquisition consideration was based on available public information and is dependent upon estimates and assumptions we made solely for the purpose of developing such unaudited pro forma combined condensed financial statements.
     The foregoing unaudited pro forma combined condensed financial statements do not give effect to any integration expenses or cost savings or unexpected acquisition costs that may be incurred or realized in connection with the Acquisition. The unaudited pro forma combined condensed financial statements do not necessarily indicate our combined financial position or the results of operations in the future or the combined financial position or the results of operations that we would have realized had the Acquisition been consummated during the periods or as of the date for which the unaudited pro forma combined condensed financial statements are presented.
     The unaudited pro forma combined condensed financial statements should be considered together with the historical financial statements of Continucare and the MDHC Companies, including the respective notes to those financial statements.

CONTINUCARE CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
Acquisition Consideration
     Effective October 1, 2006, Continucare completed its acquisition of the MDHC Companies. In connection with the completion of the Acquisition and in consideration for the assets acquired pursuant to the Acquisition, Continucare paid the MDHC Companies approximately $5.0 million in cash, issued to the MDHC Companies 20.0 million shares of Continucare’s common stock and assumed or repaid certain indebtedness and liabilities of the MDHC Companies. The 20.0 million shares of Continucare’s common stock issued in connection with the Acquisition were issued pursuant to an exemption under the Securities Act of 1933, as amended, and 1.5 million of such 20.0 million shares were placed in escrow as security for indemnification rights of the MDHC Companies and their principal owners, and, in November 2006, 248,661 of such shares were cancelled in connection with a post-closing purchase price adjustment. Pursuant to the terms of the Acquisition, Continucare is also obligated to pay the principal owners of the MDHC Companies an additional $1.0 million in cash on October 1, 2007, the first anniversary date of the closing, and approximately $0.6 million in cash for capital expenditures incurred by the MDHC Companies in connection with the construction of one of the acquired facilities. In addition, upon the terms and subject to the conditions of the Asset Purchase Agreement, Continucare will pay to Owners up to $2.0 million cash based on the working capital of the MDHC Companies as of October 1, 2006 and the monthly payments in respect of the MDHC Companies’ business operations received by Continucare or any of its subsidiaries from certain identified third-party payors during the 14 day period commencing on October 1, 2006 and make certain other payments to Owners depending on the collection of certain receivables that were fully reserved on the books of the MDHC Companies as of December 31, 2005. These contingent payments are not included in the estimated Acquisition consideration of $66.2 million.

CONTINUCARE CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
Pro Forma Balance Sheet Adjustments as of September 30, 2006
(1)	Represents a payment of $5.5 million to the MDHC Companies, a payment of $0.2 million for closing costs, a payment of $0.2 million to banks for debt assumed, and the elimination of $0.6 million of cash excluded from the acquisition of the MDHC Companies.

(2)	Represents amounts due to an HMO of $0.5 million excluded from the acquisition of the MDHC Companies.

(3)	Represents the deferred income tax asset recorded in connection with the assumption of certain liabilities of the MDHC Companies.

(4)	Represents (a) an adjustment to increase the net book value of property and equipment to reflect estimated fair value and (b) the elimination of a warehouse building excluded from the acquisition of the MDHC Companies.

(5)	Represents the excess of the Acquisition consideration, including acquisition costs, over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed, totaling approximately $62.7 million. Adjustments to goodwill may be made upon the finalization of the Acquisition consideration pursuant to the terms of the Acquisition.

(6)	Represents the estimated fair value of the acquired trade name, customer relationships and a covenant not to compete agreement of $7.4 million. Amortization of the trade name and customer relationships and other intangible assets has been provided on a straight-line basis over an estimated useful life ranging from five to six years. The covenant not to compete will be amortized on a straight-line basis over the five year term of the agreement.

(7)	Represents acquisition costs incurred by Continucare in connection with the acquisition of the MDHC Companies which includes, among other things, financial advisory, legal and accounting costs.

(8)	Represents a payment of $1.0 million to the Owners on the first anniversary date of the closing of the Acquisition, estimated acquisition costs of $0.1 million, and the elimination of $0.2 million of other liabilities excluded from the acquisition of the MDHC Companies.

(9)	Represents an adjustment for the refinancing of the debt assumed by Continucare and the outstanding balance of $0.1 million for notes payable excluded from the acquisition of the MDHC Companies.

(10)	Represents amount due to owners of $0.2 million upon collection of an amount due from an HMO pursuant to the terms of the Acquisition, net of amounts due to owners of $0.3 million excluded from the acquisition of the MDHC Companies.

CONTINUCARE CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(11)	Represents the deferred income tax liabilities recorded in connection with the estimated fair values of acquired identifiable intangible assets and the increase in the net book value of property and equipment to reflect estimated fair value.

(12)	Reflects (a) the issuance of approximately 19.8 million shares of Continucare common stock with an assumed total fair value of $58.6 million to holders of the MDHC Companies’ common stock and (b) an adjustment to eliminate shareholders’ equity reflected on the MDHC Companies’ historical combined balance sheet as of September 30, 2006.

CONTINUCARE CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
Pro Forma Statements of Income Adjustments for the Three Months Ended September 30, 2006 and the Year Ended June 30, 2006
(13)	Represents amortization of intangible assets of approximately $0.3 million and $1.4 million for the three months ended September 30, 2006 and the year ended June 30, 2006 established as part of the Acquisition consideration allocation in connection with the Acquisition. Intangible assets are amortized on a straight-line basis over their estimated useful lives ranging from five to six years.

The pro forma adjustment also includes (a) an estimated increase in depreciation expense of approximately $3,000 and $14,000 for the three months ended September 30, 2006 and the year ended June 30, 2006, respectively, related to the property adjustment discussed in note (4) and (b) an estimated increase in rent expense of approximately $9,000 and $36,000 for the three months ended September 30, 2006 and the year ended June 30, 2006, respectively, related to a lease for the warehouse building excluded from the acquisition of the MDHC Companies.

(14)	Represents a reduction in interest income resulting from the use of Continucare’s cash and cash equivalents for payment of the cash consideration in the Acquisition.

(15)	Represents the tax effect of the pro forma adjustments at a combined effective income tax rate of 38%.

(16)	Represents the effect of the issuance of 19.8 million shares of Continucare’s common stock assuming such shares were issued on July 1, 2005.